Exhibit 99.1

PRESS RELEASE

NWH, INC. DECLARES $0.50 PER SHARE CASH DIVIDEND AND A PROGRAM OF QUARTERLY DIVIDENDS OF $0.30 PER SHARE.  NWH ALSO ANNOUNCES RESULTS OF ANNUAL MEETING OF STOCKHOLDERS

Contact:

Carl Nicola

NWH, Inc.

212 582 1212

New York—(BUSINESS WIRE)—May 3, 2005—NWH, Inc. (NASDAQ: NWIR-News)  The board of directors of NWH declared on May 2, 2005 a quarterly dividend of $0.30 per share, plus a special dividend of $0.20 per share.  The dividend, aggregating $0.50 per share, will be payable in cash on August 4, 2005 to stockholders of record at the close of business on July 29, 2005.  NWH’s Board of Directors plans to review additional dividends on a quarterly basis.

NWH also announced that it held its 2005 Annual Meeting of Stockholders.  The stockholders overwhelmingly voted to re-elect Michael A. McManus, Jr. and Vincent Tese as directors for three-year terms and to approve the retention of McGladrey & Pullen, LLP for the next fiscal year.

NWIR was organized in 1993 as a holding and strategic resource company concentrating its resources on the acquisition, finance, development, and management of telecom, healthcare services, technology and media businesses.  Its principal operating subsidiary, Electronic Network Systems, Inc. (ENS) (www.enshealth.com) provides Internet and e-commerce connectivity between thousands of health care providers such as physicians, hospitals, clinics and practice management software vendors and third party commercial payers.